Exhibit 99.1

August 20, 2018

MercadoLibre Announces $800 Million Convertible Senior Note Offering

BUENOS AIRES, Argentina, August 20, 2018 (GLOBE NEWSWIRE) — MercadoLibre, Inc. (Nasdaq:MELI) today announced that it intends to offer, subject to market and other conditions, US$800 million aggregate principal amount of Convertible Senior Notes due 2028 (the “notes”). MercadoLibre expects to grant the initial purchasers a 13-day option to purchase up to an additional US$120 million principal amount of notes.

The notes will pay interest semiannually and will mature on August 15, 2028, unless earlier repurchased, redeemed or converted in accordance with their terms. Prior to February 15, 2028, the notes will be convertible at the option of holders of the notes only upon satisfaction of certain conditions and during certain periods, while after February 15, 2028 the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the notes will receive shares of MercadoLibre’s common stock, cash or a combination thereof, at MercadoLibre’s election. The interest rate, initial conversion rate and other terms of the notes will be determined by negotiations between MercadoLibre and the initial purchasers of the notes at the time of the pricing of the offering.

MercadoLibre will not have the right to redeem the notes prior to August 21, 2023. On or after August 21, 2023, if the last reported sale price of MercadoLibre’s common stock has been at or above 130% of the conversion price during specified periods, MercadoLibre may (at its option) redeem all or any portion of the notes for cash equal to the notes’ principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

In connection with the pricing of the notes, MercadoLibre intends to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes or their respective affiliates or other financial institutions (the “option counterparties”), expiring in 2023. The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of MercadoLibre’s common stock underlying the notes and are expected generally to reduce potential dilution to MercadoLibre’s common stock upon any conversion of notes prior to the expiration date and/or offset any cash payments MercadoLibre is required to make in excess of the principal amount of any such converted notes, as the case may be, in the event that the market price per share of MercadoLibre’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions (which is initially expected to correspond to the initial conversion price of the notes and be subject to certain adjustments substantially similar to those contained in the notes). If, however, the market price per share of MercadoLibre’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, upon exercise of the options that are a part of the capped call transactions to the extent that such market price exceeds the cap price of the capped call transactions. In addition, to the extent any observation period for any converted notes does not correspond to the period during which the market price of MercadoLibre’s common stock is measured under the terms of the capped call transactions, there could also be dilution and/or a reduced offset of any such cash payments as a result of the different measurement periods. If the initial purchasers of the notes exercise their option to purchase additional notes, MercadoLibre expects to enter into additional capped call transactions with the option counterparties. In addition, to the extent the notes remain outstanding at the expiration of the capped call transactions, MercadoLibre may seek to extend the expiration of these capped call transactions or enter into new capped call transactions.

MercadoLibre has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of MercadoLibre’s common stock and/or enter into various derivative transactions with respect to MercadoLibre’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of MercadoLibre’s common stock or the notes at that time.

In addition, MercadoLibre has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to MercadoLibre’s common stock and/or purchasing or selling MercadoLibre’s common stock or other securities of MercadoLibre in secondary market transactions following the pricing of the notes and prior to final settlement of the capped call transactions. This activity could also cause or avoid an increase or a decrease in the market price of MercadoLibre’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that holders of the notes will receive upon conversion of the notes.

The options MercadoLibre holds under the capped call transactions will be exercised on their expiration date, and in the event MercadoLibre repurchases, exchanges or redeems any notes or any notes are converted prior to the expiration of the capped call transactions, a corresponding portion of the capped call transactions may be terminated at MercadoLibre’s option. MercadoLibre has been advised that the option counterparties or their respective affiliates, in order to unwind their hedge positions with respect to those exercised or terminated options, are likely to buy or sell shares of MercadoLibre’s common stock or other securities or instruments of MercadoLibre, including the notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock during the relevant valuation period under the capped call transactions, which may correspond to any observation period for any converted notes. These unwind activities could have the effect of increasing or decreasing the trading price of MercadoLibre’s common stock and, to the extent the activity occurs during any observation period related to a conversion of notes, could have the effect of increasing or reducing the value of the consideration that holders of the notes will receive upon conversion of the notes.

MercadoLibre expects to use a portion of the net proceeds from the offering of the notes to pay the cost of the capped call transactions. MercadoLibre intends to use a portion of the remainder of the net proceeds from the offering to enter into separate transactions to repurchase, exchange or otherwise retire a portion of its outstanding 2.25% convertible senior notes due 2019 (the “2019 notes”) from time to time (including concurrently with the offering of the notes). The related consideration may include cash and/or shares of MercadoLibre’s common stock. The terms of any separate transactions to repurchase, exchange or otherwise retire MercadoLibre’s 2019 notes, including the composition of the related consideration, are expected to be individually negotiated and will depend on factors including the market price of the common stock and the trading price of the 2019 notes at the time of such transactions. Any exchange or repurchase of MercadoLibre’s outstanding 2019 notes could affect the market price of its common stock and, in the case of any exchanges or repurchases effected concurrently with the notes offering, the initial conversion price of the notes. MercadoLibre also expects that holders of the 2019 notes that sell or exchange their 2019 notes in negotiated transactions with it may purchase shares of its common stock in the market to hedge their exposure in connection with these transactions. This activity could affect the market price of its common stock and, in the case of sales or exchanges effected concurrently with the notes offering, this activity could also impact the initial conversion price of the notes. The remaining net proceeds will be used for general corporate purposes.

In connection with any repurchase or exchange of 2019 notes, MercadoLibre may terminate all or a portion of the capped call transactions that MercadoLibre entered into in connection with the 2019 notes (the “existing capped call transactions”), in each case, in a notional amount up to the corresponding amount of the 2019 notes so repurchased or exchanged. In connection with any termination of existing capped call transactions and the related unwinding of the existing hedge position of the counterparties to such transactions with respect to such transactions, such counterparties and/or their respective affiliates may sell shares of MercadoLibre’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to MercadoLibre’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of MercadoLibre’s common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the notes. In connection with these transactions, MercadoLibre may receive payments in amounts that depend on the market price of MercadoLibre’s common stock at the time of the unwind or during an unwind period.

The notes and the common stock, if any, deliverable upon conversion of the notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. They may be offered and sold only in a transaction not subject to, or exempt from, registration under the Securities Act and other applicable securities laws. Accordingly, the notes are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell or purchase, or a solicitation of an offer to purchase or sell, any securities.

About MercadoLibre

MercadoLibre hosts the largest online commerce and payments ecosystem in Latin America. Its efforts are centered on enabling e-commerce and digital and mobile payments on behalf of its customers by delivering a suite of technology solutions across the complete value chain of commerce. The company is present in 18 countries including: Argentina, Brazil, Mexico, Colombia, Chile, Venezuela and Peru. Based on unique visitors and page views MercadoLibre is the market leader in each of the major countries where it is present.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding: the proposed offering, the potential effects of the capped call transactions or the exchange or repurchase of MercadoLibre’s outstanding 2019 notes, the anticipated use of proceeds of the offering (including the amount, terms and timing of any exchanges or repurchases of 2019 Notes and the composition of related consideration) and the expectations regarding size and timing of completion of the offering, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

CONTACT:	MercadoLibre, Inc.

Investor Relations

investor@mercadolibre.com

http://investor.mercadolibre.com